UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2019

Zynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-38804	90-0275169
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

9555 Maroon Circle, Englewood, CO 80112

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:   (303) 703-4906

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.

On October 29, 2019, Zynex, Inc. (the “Company”), entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Piper Jaffray & Co., as sales agent (the “Agent”), pursuant to which the Company may offer and sell, from time to time, through the Agent (the “Offering”), up to $50,000,000 in shares of its common stock, par value $0.001 per share (the “Shares”). Any Shares offered and sold in the Offering will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-230128) filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2019 (the “Registration Statement”) and declared effective by the SEC on March 12, 2019, the prospectus supplement relating to the Offering filed with the SEC on October 29, 2019, and any applicable additional prospectus supplements related to the Offering that form a part of the Registration Statement.

Subject to the terms and conditions of the Equity Distribution Agreement, the Agent will use its commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions. Under the Equity Distribution Agreement, the Agent may sell the Shares by any method permitted by applicable law deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the Nasdaq Capital Market.

The Company has no obligation to sell any of the Shares and may at any time suspend offers under the Equity Distribution Agreement. The Offering will terminate upon the earlier of (i) the sale of all of the Shares or (ii) the termination of the Equity Distribution Agreement according to its terms by either the Company or the Agent. The Company and the Agent may each terminate the Equity Distribution Agreement at any time by giving advance written notice to the other party as required by the Equity Distribution Agreement. The Equity Distribution Agreement contains representations and warranties for the benefit of the Company and the Agent and other terms customary for similar agreements.

Under the terms of the Equity Distribution Agreement, the Agent will be entitled to a commission at a rate of 3.0% of the gross proceeds from each sale of Shares under the Equity Distribution Agreement. The Company will also reimburse the Agent for certain expenses incurred in connection with the Equity Distribution Agreement and has agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

The Company currently intends to use any net proceeds from the Offering for working capital and general corporate purposes.

The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement filed as Exhibit 1.1 hereto, which is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be any offer, solicitation, or sale of the Shares in any state or country in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or country.

The opinion of Sichenzia Ross Ference LLP, the Company’s legal counsel, regarding the validity of the Shares is filed as Exhibit 5.1 hereto. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Description
1.1*	Equity Distribution Agreement, dated as of October 29, 2019, by and between Zynex, Inc. and Piper Jaffray & Co.
5.1	Opinion of Sichenzia Ross Ference LLP.
23.1	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1).

*	Attachments omitted pursuant to Item 601 (a)(5) of Regulation S-K. The names of the omitted attachments are reference in the as-filed exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 29, 2019	ZYNEX, INC.

/s/ Dan Moorhead
Dan Moorhead
Chief Financial Officer